                           Articles of Incorporation

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORRORATIONS
FILED 09:00 AM 01/31/2000
001047791- 3162654

                          CERTIFICATE OF INCORPORATION

                                       OF

                            COMMUNICATE NOW.COM INC.

     FIRST. The name of this corporation shall be:

                            COMMUNICATE NOW.COM INC.

     SECOND.  Its registered office in the State of Delaware is to be located at
1013 Centre Road, in the City of Wilmington,  County of New Castle,  19805,  and
its registered agent at such address is THE COMPANY CORPORATION.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any  lawful  act or  activity  for which  corporations  may be organized under the General Corporation Law of Delaware.

     FOURTH.  The total  number of shares of stock  which  this  corporation  is authorized to issue is:

One  Hundred Million {100,000,000) Shares  At A  Par Value  Of $.0001  Per Share
Amounting To A Total of Ten Thousand Dollars ($10,000).

     FIFTH. The name and mailing address of the incorporator is as follows:

                Caryn Ricketts
                The Company Corporation
                1013 Centre Road
                Wilmington, DE 19805.

     SIXTH.  The Board of  Directors  shall  have the  power to adopt,  amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned,  being the incorporator hereinbefore named, has executed,  signed and acknowledged  this certificate  of incorporation  this thirty-first day of January, A.D. 2000.

/s/ Caryn Ricketts
    Caryn Ricketts
    Incorporator

                         UNANIMOUS CONSENT OF DIRECOTRS

                     IN LIEU OF THE ORGANIZATIONAL MEETING OF

                            THE BOARD OF DIRECTORS OF

                            COMMUNICATE NOW .COM INC.

                                 January 31,2000

The  undersigned,  being  an  the  sole  member of  the Board  of  Directors  of

COMMUNICATE NOW.COM INC.(the "Corporation"), hereby consents to the adoption  of the following  resolutions,  pursuant to  the  provisions  of  Delaware  General
Corporation

Law:

1. Articles of Incorporation.

     RESOLVED,  that the Articles of Incorporation of the Corporation,  as filed and  approved  by the  Secretary  of State of the State of  Delaware  on January
31,2000,  are hereby approved and accepted as the Articles of  Incorporation  of this Corporation.

2. Directors.

     RESOLVED, that the undersigned,  being the person named in the Organization
Action in Writing of Incorporator of the Corporation as the sole Director of the
Corporation,  hereby  accepts  appointment to such office and agrees to serve as sole Director of the Corporation  until the first annual meeting of shareholders and until their successors shall have been duly elected and qualified,  or until their earlier death, resignation, disqualification or removal from office.

3. Minute Book.

     RESOLVED,  that the Minute Book  presented by the Secretary is approved and adopted,  and  the  Secretary  is  directed  to  insert  in it the  Articles  of
Incorporation  and  Certificate of  Incorporation,  the Bylaws and an minutes of
meetings  of  the  Board  of  Directors  and  committees   thereof  and  of  the
shareholders.

4. Bylaws.

     RESOLVED,  that the Bylaws in the form  inserted  by the  Secretary  in the corporate Minute Book are adopted as the Bylaws of this Corporation.

5. Seal.

     RESOLVED,  that the  corporate  seal, an impression of which appears on the margin of these minutes is approved and adopted.
(SEAL)

6. Stock Certificate.

     RESOLVED,  that the form of share certificate,  a copy of which is attached to these minutes, is approved and adopted as the form of certificate  evidencing ownership of the common shares of this Corporation.

7. Issuance of Corporation's Stock.

     RESOLVED,  that the Corporation issue and sell its common shares, par value
$.0001 per share, in the following manner:

                                          Number of
                                         Shares to be           Aggregate
Name of Purchaser                         Purchased           Consideration

Damber Production Corp.                  10,000,000            Prior services
a Texas corporation                                            having a value
                                                                of not more
                                                                 than $1000

David Hancock                            10,000,000            Prior services
                                                              having a value of
                                                                not more than
                                                                    $1000

     RESOLVED  FURTHER,  that the total  consideration  received  for the shares
$2,000.00 shall constitute stated capital.

     RESOLVED  FURTHER,  that the  certificates to be issued upon receipt by the
Corporation  of the  consideration  set  forth  above  shall  bear a  legend  of
investment   restriction   satisfactory  to  counsel  for  the  Corporation  and
consistent   with   the  buyers'   investment  representations,  and   a  legend
satisfactory  to such counsel  regarding the denial of preemptive and cumulative voting rights.

     RESOLVED  FURHTER,  that upon  receipt of full  payment  for the shares the
Corporation will have received  therefor at least the amount of capital required by the Delaware  General  Corporation  Law before the  Corporation  may commence business, and the outstanding shares will be fully paid and nonassessable.

8. Officers.

     RESOLVED,  that the following  persons are elected to the office or offices set forth below opposite their names, to serve until the first annual meeting of the Board of Directors of the Corporation and until their  successors shall have been duly elected and  qualified,  or until their  earlier  death,  resignation, disqualification or removal from office.

                 Name                      Office

                  David Hancock              President and Secretary

9. F1scal Year.

     RESOLVED,  that the first fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year;  and that the proper officers of the  Corporation are authorized,  empowered and directed, on behalf of the Corporation to keep the books of account and financial  records of the Corporation in accordance with such fiscal year.

10. Depository.

     RESOLVED,  that a regular  bank account in the name of the  Corporation  be opened in such  depositories as the executive  officers of the Corporation shall from time to time  designate,  wherein may be deposited  any of the funds of the
Corporation and from which  withdrawals are hereby authorized in the name of the
Corporation  by the  signature  of anyone (1) of the  executive  officers of the
Corporation  or  anyone  (1)  person  who  is not an  executive  officer  of the
Corporation  and who is designated  in writing by the executive  officers of the
Corporation.

     RESOLVED  FURTHER,  that the  Secretary of any  Assistant  Secretary of the
Corporation  is  authorized  and  directed  to certify to such bank  resolutions authorizing  the  opening  of such bank  accounts  in such form as said bank may customarily  require, and such resolutions shall be deemed to be copied in these minutes as if set forth herein in full.

11. Borrowing.

     RESOLVED,  that the President or any Vice  President of the  Corporation is
authorized,  from time to time,  to borrow money in the name of the  Corporation from such lenders as he or she deems  necessary or  appropriate  and in the best interest  of the  Corporation  and to  execute  and  deliver  on  behalf  of the
Corporation notes therefor,  in such amounts and upon such terms and conditions, including  as to rate of interest  and  schedule of payment,  as he or she deems necessary and appropriate for the operation of the Corporation Business.

12. Incorporation Expenses.

     RESOLVED,  that the President or Treasurer of the Corporation is authorized and  directed to payout of the funds of the  Corporation  all fees and  expenses incurred incidental and necessary to the organization of the Corporation.

13. Authorization to Conduct Business In Foreign States.

     RESOLVED,  that,  subject to advance  qualification  in all  respects  with appropriate  laws and  regulations,  the President or any Vice President of this
Corporation  is  authorized  and directed to do any and all things  necessary or desirable to effect the  qualification of this Corporation to transact  business in such  states  and at such  time or times as  either  of said  officers  shall
detenI1ine that such qualification is in the best interest of the Corporation.

     RESOLVED  FURTHER,  that for the purposes of authorizing the Corporation to do business in any state,  territory or  dependency  of the United States or any foreign  country  in which  it is  necessary,  desirable  or  expedient  for the
Corporation to transact  business,  the proper  officers of the  Corporation are hereby  authorized to appoint and substitute  all necessary  agents or attorneys for service of process,  to designate  and change the location of all  necessary statutory  offices  and the  corporate  seal,  to make and  file  all  necessary certificates,  reports,  powers  of  attorney  and other  instruments  as may be required  by the  laws  of such  state,  territory,  dependency  or  country  to authorize  the  Corporation  to transact  business  therein  and  whenever it is expedient  for the  Corporation  to cease doing  business  therein and  withdraw therefrom, to revoke any appointment of agent or attorney for service of process and to  file  such  certificates,  reports,  revocations  of ,  appointment,  or surrender of authority  as may be  necessary to tem1inate  the  authority of the
Corporation to do business in any such state, territory, dependency or country.

14. Operations In Ordinary Course of Business.

     RESOLVED,  that the President or any Vice President of this  Corporation is authorized to execute and
deliver on behalf of this Corporation any and all agreements, contracts, deeds, mortgages, sale, offers, applications and other legal documents and instruments which may be necessary or expedient in, or incident to, the conduct of the ordinary business of this Corporation; and that the Secretary of this
Corporation is authorized to affix the corporate seal of this Corporation, if required, to any such document or instrument and to attest said seal when the same is so affixed.

     RESOLVED  FURTHER,  that the officers of the Corporation are authorized and empowered in the name of, and on behalf of the Corporation, from time to time to do,  negotiate or cause to be done all acts or things and to execute and deliver all instruments and documents as shall be necessary, desirable or appropriate to carry out the purposes and intent of the foregoing resolutions.

     EXECUTED as of the date first above written.

                                    /s/ David Hancock
                                        David Hancock, Sole Director